UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8‑K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 4, 2016
NRG YIELD, INC. (Exact name of Registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	001‑36002 (Commission File Number)	46-1777204 (IRS Employer Identification No.)
804 Carnegie Center, Princeton, New Jersey 08540 (Address of principal executive offices, including zip code)
(609) 524‑4500 (Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)
[ ] Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑ (b))
[ ] Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 4, 2016, NRG Yield, Inc. (the “Company”) announced the appointment of Chad Plotkin as Senior Vice President and Chief Financial Officer of the Company, effective November 7, 2016 (the “Effective Date”).

Mr. Plotkin, age 41, has been employed by NRG Energy, Inc. ("NRG"), the Company's parent, for over nine years, most recently serving as Senior Vice President, Finance and Strategy, for the Company since January 2016.  Prior to this, Mr. Plotkin served as Vice President, Investor Relations of the Company and of NRG from September 2015 to January 2016. Mr. Plotkin served as Vice President of Finance of NRG from February 2015 to September 2015. From January 2012 until February 2015, Mr. Plotkin served as Vice President, Investor Relations of NRG and the Company following the Company's initial public offering in July 2013. From October 2007 to January 2012, Mr. Plotkin served in various capacities in the Strategy and Mergers and Acquisitions group of NRG, including as Vice President, beginning in December 2010.

Mr. Plotkin will receive an annual base salary of $350,000 beginning on the Effective Date and ending on December 31, 2016. Mr. Plotkin is eligible to participate in the NRG Yield, Inc. Amended and Restated 2013 Equity Incentive Plan (“LTIP”) and an annual incentive plan on such terms as are set forth in the respective plan. Mr. Plotkin’s target LTIP for the 2017 fiscal year is 100% of his base salary and he will be eligible to receive an annual bonus at a target amount equal to 50% of his base salary. Upon the Effective Date, Mr. Plotkin will be granted restricted stock units in an amount equal to his current unvested stock awards from NRG based on the value of such awards on the Effective Date. These restricted stock units will vest over a period of approximately two years and will convert into a corresponding number of shares of the Company’s Class C common stock.

Mr. Plotkin is also eligible to participate in the Company’s retirement plans, health and welfare plans, and disability insurance plans under the same terms, and to the same extent, as other senior management of the Company.

A copy of the Company's press release announcing the appointment is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Document
99.1	Press Release, dated November 4, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Yield, Inc.
(Registrant)

By:	/s/ Brian E. Curci
Brian E. Curci
Corporate Secretary

Dated:  November 4, 2016

EXHIBIT INDEX

Exhibit Number	Document
99.1	Press Release, dated November 4, 2016

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